Exhibit 10.26

EXECUTION COPY

Loan Agreement

This Loan Agreement (this “Agreement”) is made and entered into by and between the parties listed below on the 19th day of October, 2004 in Beijing:

(1)	Lenovo-AsiaInfo Technologies, Inc. (“Lender”), a limited company duly organized and existing under the laws of the People’s Republic of China (“PRC” or “China”) with its address at Room 301-310, Zhongdian Information Tower, No.6 Zhongguancun South Street, Haidian District, Beijing 100086, P.R. China; and

(2)	Legend Holdings Limited (“Borrower”), a limited company duly organized and existing under the laws of the PRC with its address at 10th Floor, Tower A, Rongke Information Center, No. 2 Academy of Sciences Southern Road, Haidian District, Beijing, China.

Each of Lender and Borrower shall be hereinafter referred to as a “Party”, and, collectively, the “Parties”.

Whereas, Lender intends to provide Borrower with a loan to be used under this Agreement and the Parties hereto wishes to set out their respective rights and obligations under such loan. After friendly consultation, the Parties agree as follows:

1.	Loan

1.1	In accordance with the terms and conditions of this Agreement, Lender agrees to provide a loan in the amount of Renminbi Twelve Million Two Hundred Forty Thousand (RMB12,240,000.00) (the “Loan”) to Borrower. The Loan shall have a term of seven years plus two months, and shall become due and payable on December 19, 2011 (the “Maturity Date”) unless otherwise agreed by the Parties in writing.

1.2	Lender agrees to remit the Loan to an account designated by Borrower within 20 business days after the date of this Agreement, provided that all the conditions precedent in Section 2 are fulfilled. Borrower shall provide Lender with a written receipt of the Loan upon receiving the Loan. The Loan provided by Lender under this Agreement shall inure to Borrower’s benefit only and not to Borrower’s successors or assigns.

1.3	The Loan under this Agreement shall be interest-free.

2.	Conditions Precedent

The obligation of Lender to provide the Loan to Borrower contemplated in Section 1.1 shall be subject to the satisfaction of the following conditions, unless waived in writing by Lender.

2.1	Lender receives the written receipt of the Loan issued by Borrower according to Section 1.2.

2.2	All the representations and warranties by Borrower in Section 3.2 are true, complete, correct and not misleading.

2.3	No event which may affect Borrower’s performance of its obligations under this Agreement has occurred or is expected to occur.

3.	Representations and Warranties

3.1	Between the date of this Agreement and the date of termination of this Agreement, Lender hereby makes the following representations and warranties to Borrower:

3.1.1	Lender is a company duly organized and legally existing in accordance with the laws of China;

3.1.2	This Agreement shall constitute Lender’s legal, valid and binding obligations, and shall be enforceable in accordance with its terms.

3.2	Between the date of this Agreement and the date of termination of this Agreement, Borrower hereby makes the following representations and warranties:

3.2.1	Borrower is a company duly organized and legally existing in accordance with the laws of China; and

3.2.2	This Agreement shall constitute Borrower’s legal, valid and binding obligations, and shall be enforceable in accordance with its terms.

4.	Liability for Default

4.1	In the event a Party breaches this Agreement or otherwise causes the non-performance of this Agreement in part or in whole, such Party shall be liable to the other Party for such breach and shall compensate the other Party for all damages (including litigation and attorney fees) resulting therefrom. In the event that both Parties breach this Agreement, each Party shall be liable for its respective breach.

5.	Notices

5.1	All notices and other communications required or permitted to be given pursuant to this Agreement by a Party shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of the other Party set forth below. A confirmation copy of each notice shall also be sent by email to such other Party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

5.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery.

5.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

5.2	For the purpose of giving notices, the contact details of the Parties are as follows:

Lender:	Room 301-310, Zhongdian Information Tower, No.6 Zhongguancun South Street, Haidian District, Beijing 100086, P.R. China
Attn: Yu Dong
Phone: +86-10-6250 1658
Facsimile: +86-10-6250 1665
E-mail: dongyu@asiainfo.com

Borrower:	10th Floor, Tower A, Rongke Information Center, No. 2 Academy of Sciences Southern Road, Haidian District, Beijing, China
Attn: Hu Jingshan
Phone: +86-10-6250 9440
Facsimile: +86-10-6250 9165

E-mail: hujs@legendholdings.com.cn

5.3	Any party may at any time change its contact details for notices by delivering a notice to the other party setting forth its new contact details in accordance with the terms hereof.

6.	Duty to Maintain Confidentiality

The Parties acknowledge that any oral or written information exchanged between them with respect to this Agreement is confidential information. The Parties shall maintain the confidentiality of all such information, and without the written consent of other Party, a Party shall not disclose any relevant information to any third party, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by a Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by any staff member or agent hired by a Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for such breach under this Agreement. This section shall survive the termination of this Agreement for any reason.

7.	Governing Law and Resolution of Disputes

8.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by the laws of China.

8.2	Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration at the Hong Kong International Arbitration Center (“HKIAC”) under the UNCITRAL Arbitration Rule. For the purpose of such arbitration, there shall be a board of arbitration (the “Board of Arbitration”) consisting of three arbitrators, each Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the HKIAC upon application made to it for such purpose. The language used such arbitration shall be English, and the place of arbitration shall be in Hong Kong at HKIAC. Any such arbitration shall be administered by HKIAC in accordance with HKIAC Procedures for Arbitration in force at the date of this Agreement including any additions to the UNCITRAL Arbitration Rules as are therein contained. The decision by the Board of Arbitration shall be final and binding on the Parties.

8.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.	Miscellaneous

9.1	This Agreement shall become effective on the date thereof.

9.2	This Agreement shall be written in both Chinese and English language. The Parties hereto shall execute two originals of this Agreement, one for each Party, and each original shall have equal legal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

9.3	This Agreement may be amended or supplemented through written agreement by and between Lender and Borrower. Such written amendment agreement and/or supplementary agreement executed by and between Lender and Borrower shall form an integral part of this Agreement, and shall have the same legal validity as this Agreement.

9.4	In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9.5	The attachments (if any) to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the duly authorized representatives of each of the Parties hereto have executed this Agreement on October 19, 2004.

Lender: Lenovo-AsiaInfo Technologies, Inc.

By: /s/ Yu Bing

Name: Yu Bing

Title: President and Chief Executive Officer

Borrower: Legend Holdings Limited

By: /s/ Tang Xudong

Name: Tang Xudong

Title: Vice President